Exhibit 10.64

AMENDMENT NO. 1 TO

GUARANTY

THIS AMENDMENT NO. 1 TO GUARANTY (this “Amendment”) dated as of June 27, 2008 is made, jointly and severally, by HESPERION US, INC. a Maryland corporation (“Hesperion”, and together with and each other person or entity who becomes a party to this Guaranty by execution of a joinder in the form of Exhibit A attached hereto, is referred to individually as a “Guarantor” and collectively as the “Guarantors”) in favor of Cumulus Investors, LLC, a Nevada limited liability company, on its own behalf and in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”) for the benefit of the Buyers (as defined in the Purchase Agreements described below).

W I T N E S S E T H:

WHEREAS, Cumulus Investors, LLC (“Cumulus”), ComVest Investment Partners II LLC (“ComVest”), Dr. Philip T. Lavin, Dr. Gene Resnick, MicroCapital Fund LP and MicroCapital Fund, Ltd. (the “Prior Buyers”) have made certain financial accommodations to AVERION INTERNATIONAL CORP., a Delaware corporation (the “Company”), and purchased certain secured senior notes in an original aggregate principal amount of $26,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, as any of the same may be amended, supplemented, restated or modified and in effect from time to time, the “Prior Notes”);

WHEREAS, the Prior Notes were acquired by the Prior Buyers pursuant to a Securities Purchase Agreement dated as of October 31, 2007, as amended, among the Prior Buyers and the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Prior Purchase Agreement”) and in connection therewith certain parties entered into a Guaranty, dated as of October 31, 2007 (the “Guaranty”);

WHEREAS, IT&E International and Averion Inc. were the prior guarantors under the Guaranty and in each case have since been dissolved and as such Hesperion US will now replace such companies as a guarantor under the Guaranty;

WHEREAS, on the date hereof, Cumulus and ComVest (collectively, the “New Buyers” and collectively with the Prior Buyers, the “Buyers”) have purchased certain Senior Secured Notes of the Company in the aggregate original principal amount of $2,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or in replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time, being herein referred to individually and collectively as the “New Notes,” and collectively with the Prior Notes, the “Notes”);

WHEREAS, the New Notes are being acquired by the New Buyers and the New Buyers have made certain financial accommodations to the Company pursuant to a Securities Purchase Agreement of even date herewith among the Company and the New Buyers (as the same may be amended, supplemented or otherwise modified from time to time, the “New Purchase Agreement” and collectively with the Prior Purchase Agreement, the “Purchase Agreements”);

WHEREAS, the parties desire to amend the Guaranty to reflect and include the New Notes issued pursuant to the New Purchase Agreement as well as the Prior Notes issued pursuant to the Prior Purchase Agreement;

WHEREAS, pursuant to a Security Agreement dated October 31, 2007 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement”) by the “Debtors” (as defined therein), in favor of the Collateral Agent, each of the Debtors (including the Company and the Guarantors) has granted the Collateral Agent, for its benefit and the benefit of the Buyers, a first priority security interest in, lien upon and pledge of each of its rights in the Collateral (as defined in the Security Agreement); and

WHEREAS, the Guarantors are direct or indirect subsidiaries of the Company and, as such, have derived or will derive substantial benefit and advantage from the financial accommodations available to the Company set forth in the Purchase Agreements, the Notes and the other Transaction Documents, and it has been or will be to each Guarantor’s direct interest and economic benefit to assist the Company in procuring said financial accommodations from Buyers.

NOW, THEREFORE, for and in consideration of the premises and in order to induce Buyers to purchase the notes and make the financial accommodations contemplated by the Purchase Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1.             Preamble and Recitals. The Preamble and Recitals of the Guaranty are hereby amended by deleting them in their entirety and replacing them with the Preamble and Recitals of this Amendment as set forth above.

2.             Definitions.

(a)           The following defined terms used in the Guaranty (including, as applicable, the Preamble and Recitals thereto) are hereby amended by deleting the definitions of such defined terms in their entirety and replacing them with the following definitions:

“Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“Guarantors” shall have the meaning ascribed thereto in the Preamble hereto.

“Guaranty” shall have the meaning ascribed thereto in the Recitals hereto.

“Notes” shall have the meaning ascribed thereto in the Recitals hereto.

“Security Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

(b)           The following defined terms are hereby added to the Guaranty:

“ComVest” shall have the meaning ascribed thereto in the Recitals hereto.

“Cumulus” shall have the meaning ascribed thereto in the Recitals hereto.

“Hesperion” shall have the meaning ascribed thereto in the Preamble hereto.

“New Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“New Notes” shall have the meaning ascribed thereto in the Recitals hereto.

“New Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Buyers” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Notes” shall have the meaning ascribed thereto in the Recitals hereto.

“Prior Purchase Agreement” shall have the meaning ascribed thereto in the Recitals hereto.

“Purchase Agreements” shall have the meaning ascribed thereto in the Recitals hereto.

(c)           The Guaranty shall be amended such that in all places where the term “Purchase Agreement” is used, the term “Purchase Agreements” shall replace it in its entirety.

(d)           The defined term “Registration Rights Agreement” shall be deleted in its entirety in all places in the Guaranty where the term is used.

3.             Section 5(c)(xv). Section 5(c)(xv) of the Guaranty shall be amended by deleting in its entirety and replacing with the following:

“any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this Section 5(c).”

4.             Effect of this Amendment.  Except as expressly set forth herein, no other amendments, changes or modifications to the Agreement are intended or implied and in all other respects the Guaranty is hereby specifically ratified and confirmed by all parties.  All references to the Guaranty in any other document, instrument, agreement or writing shall be deemed to refer to the Guaranty as amended hereby.

5.             Miscellaneous.

(a)           This Amendment shall be binding upon and inure to the benefit of the Guarantors and the Collateral Agent and their respective successors and assigns.

(b)           This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

(c)           This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and together shall constitute one document.  The headings listed herein are for convenience only.  This Amendment may be executed and transmitted via facsimile or electronic transmission in PDF form with the same validity as if it were an ink-signed document.

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

HESPERION US, INC., a Maryland corporation

By:	/s/ Lawrence R. Hoffman
Name:	Lawrence R. Hoffman
Title:	Treasurer

[Signature Page to Guaranty]